CAPITAL CALL AGREEMENT
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     THIS  CAPITAL  CALL AGREEMENT (this "Agreement") is entered into as of July
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___,  2004  among  Craig Sloan, an individual (the "Capital Call Investor"), The
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GSI  Group,  Inc.,  a  Delaware corporation ("Borrower"), and Congress Financial
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Corporation  (Central),  an  Illinois  corporation, in its capacity as Agent for
Lenders  (as  defined  in  the  Loan  Agreement  defined  below)  ("Agent").
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                                    RECITALS
     A. Reference is made to that certain Loan and Security Agreement dated as of the date hereof among Borrower, the Persons named therein as Guarantors, Agent and the Persons signatory thereto from time to time as Lenders (as from time to time amended, restated, supplemented or otherwise modified, the "Loan
                                                                            ----
Agreement")  pursuant  to  which Lenders have agreed to make Loans to, and incur
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Letter  of  Credit Accommodations for the benefit of, Borrower.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.

     B. The Capital Call Investor has a substantial ownership interest in Borrower, and, as such, benefits from the credit facilities made available to Borrower under the Loan Agreement.

     C. In order to induce Agent and Lenders to continue to make the Loans and incur Letter of Credit Accommodations, the Capital Call Investor has committed to provide Excess Availability support to Borrower (either in the form of common equity or subordinated participation loans) upon the terms and conditions all as more fully described herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Capital Call Investor, Borrower and Agent hereby agree as follows:
     1.     Capital Call Commitment.  From and after the date hereof through the
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Termination  Date  (as  defined  in Section 8 hereof), the Capital Call Investor shall  make  or  cause  to be made from time to time an investment (the "Capital
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Call  Investment")  in  Borrower  upon  demand  by Agent at any time when Excess
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Availability  is less than $5,000,000.  Each Capital Call Investment shall be in
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an  amount  sufficient  to  cause Excess Availability to be at least $10,000,000
(the "Required Investment Amount"). Agent may make demand for the Capital Call Investment at any time and from time to time from and after the date hereof through the Termination Date. The Capital Call Investment will be made in accordance with Section 3 below not later than ten (10) days after demand by Agent (the "Capital Call Date").
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2.     Representations  and  Warranties.  The  Capital Call Investor represents,
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warrants  and  covenants  that:
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     (a)     the  execution,  delivery  and  performance  of this Agreement is a legal, valid and binding obligation of the Capital Call Investor enforceable against him in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

     (b) he has, as of the date hereof, and shall, at all times prior to the termination of this Agreement, maintain available capital to call in an amount sufficient to enable it to honor its obligations hereunder.

     3.     Third  Party  Beneficiary.  The  Capital  Call Investor acknowledges
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that  Lenders  are third party beneficiaries of this agreement and that Agent is entitled  to  enforce  the  same  on  behalf  of  Lenders.

     4.   Investment Mechanics. On or prior to any applicable Capital Call Date,
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the  Capital  Call  Investor  shall  either (a) make an investment by purchasing common stock of Borrower for an aggregate consideration equal to the Required Investment Amount, which amount shall in turn be used by Borrower to prepay the Revolving Loans or (b) enter into a junior participation agreement in the form of Exhibit A hereto pursuant to which he shall purchase subordinated participation interests in the outstanding Revolving Loans in an amount equal to the Required Investment Amount.

     5.     Governing Law; Successors. This Agreement shall  be  governed by the
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internal  laws  of the State of Illinois and shall bind and inure to the benefit of  the  parties  and  their  respective  heirs,  successors  and  assigns.

     6.     Entire  Agreement; Amendments. This Agreement constitutes the entire
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agreement  and supersedes all other oral or written agreements among the parties hereto with respect to the matters covered hereby and thereby. This Agreement and the terms hereof may only be modified, amended, supplemented or waived by the written agreement of all parties hereto. This Agreement shall constitute a Financing Agreement.

     7.     Counterparts. This Agreement may be executed  in  one  or  more
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counterparts,  each  of  which  shall  be  deemed  an original, but all of which together  shall  constitute  one  and  the  same  instrument.

     8.     Termination. This Agreement shall terminate upon the payment in full
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of all Obligations and the  termination  of the Loan Agreement (the "Termination
Date").

                            [SIGNATURE PAGE FOLLOWS]

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     IN  WITNESS  WHEREOF,  the  parties hereto have caused this Agreement to be executed  as  of  the  day  and  year  first  above  written.
CONGRESS  FINANCIAL  CORPORATION  (CENTRAL)


By:
Name:
Title:


THE  GSI  GROUP,  INC.


By:
Name:
Title:



Craig Sloan, individually and not as a director or officer of The GSI Group, Inc.




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                                    EXHIBIT A

                     FORM OF JUNIOR PARTICIPATION AGREEMENT

                                   [Attached]


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